SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 19, 2000


                            CROWN ENERGY CORPORATION
--------------------------------------------------------------------------------
              Exact name of registrant as specified in its charter


           Utah                         0-19365                   87-0368981
           ----                         -------                   ----------
       State or other               Commission File No.              IRS
jurisdiction of incorporation                                    Employer ID #


             215 South State, Suite 650, Salt Lake City, Utah 84111
--------------------------------------------------------------------------------
               Address and zip code of principal executive offices


                                 801-537-5610
--------------------------------------------------------------------------------
                          Registrant's telephone number

Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Effective as of October 19, 2000 (the "Company") dismissed Deloitte & Touche LLP ("Deloitte & Touche") as its independent accountant.

         Neither Deloitte & Touche's report on the Company's financial statements for the year ended December 31, 1998, nor its report for the year ended December 31, 1999, contained an adverse opinion or a disclaimer of opinion, and while the December 31, 1998 report was not qualified or modified as to uncertainty, audit scope or accounting principles, the December 31, 1999 report did contain a going concern opinion.

         The decision to change accountants was approved by the Board of Directors of the Company.

         During the years ended December 31, 1998 and December 31, 1999 and the subsequent interim periods preceding the Company's dismissal of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report.

         The Company has requested that Deloitte & Touche furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated October 18, 2000, is filed herewith as Exhibit 99.

Item 5.  Other Events

         Not Applicable.

Item 6.  Resignation of Registrant's Directors

         Not Applicable.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

         (a)  Exhibits

               99 Letter from Deloitte & Touche to the Securities and Exchange Commission.

Item 8.  Changes in Fiscal Year

         Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CROWN ENERGY CORPORATION


                                                     /s/ Jay Mealey
                                                     ---------------------------
                                                     Jay Mealey
                                                     Chief Executive Officer

DATED:  October 23, 2000

                                       4